EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 25, 2014, with respect to the financial statement of Advisors Disciplined Trust 1156 comprising Advisors Corporate Trust, Global Investment Grade Bond Portfolio, Series February-2014 - A Hartford Investment Management Company ("HIMCO") Portfolio, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-192741) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
February 25, 2014



















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